Exhibit 99.1

Blue Owl Capital Corporation Reports Full Year Results and Fourth Quarter Net Investment Income Per Share of $0.51 and NAV Per Share of $15.45; Increases Quarterly Dividend

NEW YORK — February 21, 2024 — Blue Owl Capital Corporation (NYSE: OBDC, or the “Company”) today announced financial results for its full year and fourth quarter ended December 31, 2023.

HIGHLIGHTS FOR FULL YEAR AND QUARTER ENDED DECEMBER 31, 2023

•	Fourth quarter net investment income (“NII”) per share of $0.51, which represents the fourth consecutive quarter of record NII for the Company

•	As a result, Board declared a fourth quarter supplemental dividend of $0.08 per share

•	Total dividends for the fourth quarter were $0.43 per share, which represents an approximately 11% annualized yield based on fourth quarter net asset value (“NAV”) per share

•	Total dividends of $1.59 per share paid to shareholders in 2023, an increase of approximately 25% from the prior year

•	Delivered a total return of greater than 40%[1] for 2023

•	For the first quarter 2024, increased quarterly dividend by $0.02 to $0.37 per share, marking the third dividend increase since the fourth quarter 2022

•	NAV per share increased to $15.45 compared to $15.40 as of September 30, 2023

“OBDC achieved record NII for the fourth consecutive quarter and its highest NAV per share since inception in the fourth quarter,” commented Craig W. Packer, Chief Executive Officer. “As a result of our strong earnings, OBDC earned a record 13.2%2 ROE in the fourth quarter, translating to an annual ROE of 12.7%.”

Dividend Declarations

The Company’s Board of Directors has declared a first quarter 2024 dividend of $0.37 per share for stockholders of record as of March 29, 2024, payable on or before April 15, 2024 and a fourth quarter 2023 supplemental dividend of $0.08 per share for stockholders of record as of March 1, 2024, payable on or before March 15, 2024.

PORTFOLIO AND INVESTING ACTIVITY

Full Year

For the full year ended December 31, 2023, new investment commitments totaled $2,155.1 million across 32 new portfolio companies and 34 existing portfolio companies.

This compares to $1,772.4 million for the full year ended December 31, 2022 across 52 new portfolio companies and 23 existing portfolio companies.

For the full year ended December 31, 2023, the principal amount of new investments funded was $1,680.5 million. For this period, the Company had $2,174.6 million aggregate principal amount in sales and repayments.

For the full year ended December 31, 2022, the principal amount of new investments funded was $1,177.1 million. For this period, the Company had $1,208.0 million aggregate principal amount in sales and repayments.

Fourth Quarter

For the three months ended December 31, 2023, new investment commitments totaled $1,296.9 million across 17 new portfolio companies and 14 existing portfolio companies.

This compares to $500.2 million for the three months ended September 30, 2023 across 7 new portfolio companies and 6 existing portfolio companies, and $211.2 million for the three months ended December 31, 2022 across 6 new portfolio companies and 2 existing portfolio companies.

For the three months ended December 31, 2023, the principal amount of new investments funded was $1,029.9 million. For this period, the Company had $1,142.6 million aggregate principal amount in sales and repayments.

For the three months ended September 30, 2023, the principal amount of new investments funded was $386.6 million. For this period, the Company had $389.7 million aggregate principal amount in sales and repayments.

(1)	Total return calculated using LTM dividends paid and stock appreciation divided by net asset value.
(2)	NII ROE is calculated as annualized Q4’23 net investment income divided by average Q4’23 and Q3’23 net asset value.

For the three months ended December 31, 2022, the principal amount of new investments funded was $184.1 million. For this period, the Company had $115.7 million aggregate principal amount in sales and repayments.

As of December 31, 2023 and September 30, 2023, the Company had investments in 193 and 187 portfolio companies with an aggregate fair value of $12.7 billion and $12.9 billion, respectively. As of December 31, 2023, the average investment size in each portfolio company was $65.9 million based on fair value.

As of December 31, 2023, based on fair value, our portfolio consisted of 68.1% first lien senior secured debt investments, 14.0% second lien senior secured debt investments, 2.3% unsecured debt investments, 2.7% joint ventures3, 3.4% preferred equity investments, and 9.5% common equity investments.

As of September 30, 2023, based on fair value, our portfolio consisted of 68.9% first lien senior secured debt investments, 13.8% second lien senior secured debt investments, 2.1% unsecured debt investments, 2.9% joint ventures3, 3.1% preferred equity investments, and 9.2% common equity investments.

As of December 31, 2023 and September 30, 2023, approximately 82.1% and 82.7% of the portfolio was invested in secured debt, respectively. As of December 31, 2023, 97.4% of our debt investments based on fair value in our portfolio were at floating rates.

As of December 31, 2023 and September 30, 2023, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.4% and 12.3%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.5% and 12.4%, respectively.

As of December 31, 2023, 4 portfolio companies with an aggregate fair value of $116.6 million were on non-accrual status, representing 1.1% of the total fair value of the debt portfolio.

(3)	This was disclosed as “Investment funds and vehicles” prior to Q2 2023.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND QUARTER ENDED DECEMBER 31, 2023

Investment Income

Investment income increased to $1.6 billion for the full year ended December 31, 2023 from $1.2 billion for the full year ended December 31, 2022, primarily due to an increase in our portfolio’s weighted average yield, partially offset by a decrease in our debt portfolio at par. Included in investment income is dividend income which increased from period to period. Also included in investment income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Period over period, income generated from these fees increased due to an increase in repayment activity for the period. Other income decreased period over period due to a decrease in incremental fee income, which are fees that are generally available to us as a result of closing investments and normally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Investment income increased to $411.2 million for the three months ended December 31, 2023 from $350.5 million for the three months ended December 31, 2022.

Expenses

Total expenses increased to $815.7 million for the full year ended December 31, 2023 from $639.5 million for the full year ended December 31, 2022, primarily due to an increase in interest expense and incentive fees. The increase in interest expense was driven by an increase in average daily borrowings coupled with an increase in the average interest rate. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

Total expenses increased to $207.9 million for the three months ended December 31, 2023 from $186.2 million for the three months ended December 31, 2022.

Liquidity and Capital Resources

As of December 31, 2023, we had $659.7 million in cash and restricted cash, $7.2 billion in total principal value of debt outstanding, and $1.4 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.6% and 5.6% for the three months ended December 31, 2023 and September 30, 2023, respectively. Ending net debt to equity was 1.09x and 1.13x as of December 31, 2023 and September 30, 2023, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on February 22, 2024 at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.BlueOwlCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13743048

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2023, OBDC had investments in 193 portfolio companies with an aggregate fair value of $12.7 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the three months ended
($ in thousands, except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022
Investments at Fair Value	$12,713,348	$12,896,158	$13,010,345
Total Assets	$13,511,396	$13,461,820	$13,584,853
Net Asset Value Per Share	$15.45	$15.40	$14.99
Investment Income	$411,227	$399,022	$350,506
Net Investment Income	$199,021	$190,053	$162,464
Net Income	$188,969	$206,938	$191,888
Net Investment Income Per Share	$0.51	$0.49	$0.41
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.03)	$0.04	$0.07
Net Income Per Share	$0.48	$0.53	$0.49
Distributions Declared from Net Investment Income Per Share	$0.35	$0.33	$0.33
Supplemental Distributions Declared from Net Investment Income Per Share	$0.08	$0.08	$0.04
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	12.4%	12.3%	11.5%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	12.5%	12.4%	11.5%
Percentage of Debt Investment Commitments at Floating Rates	97.4%	97.7%	98.3%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,271,962 and $12,133,062, respectively)	$11,264,956	$12,010,369
Non-controlled, affiliated investments (amortized cost of $19,004 and $6,224, respectively)	19,988	6,175
Controlled, affiliated investments (amortized cost of $1,341,236, and $906,846, respectively)	1,428,404	993,801

Total investments at fair value (amortized cost of $12,632,202 and $13,046,132, respectively)	12,713,348	13,010,345
Cash (restricted cash of $87,067 and $96,420, respectively)	658,702	444,278
Foreign cash (cost of $946 and $809, respectively)	956	809
Interest receivable	112,260	108,085
Receivable from a controlled affiliate	22,978	17,709
Prepaid expenses and other assets	3,152	3,627

Total Assets	$13,511,396	$13,584,853

Liabilities
Debt (net of unamortized debt issuance costs of $81,492 and $95,647, respectively)	$7,077,088	$7,281,744
Distribution payable	136,407	129,517
Management fee payable	47,711	47,583
Incentive fee payable	42,217	34,462
Payables to affiliates	3,835	6,351
Accrued expenses and other liabilities	182,745	202,793

Total Liabilities	7,490,003	7,702,450

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 389,732,868 and 392,476,687 shares issued and outstanding, respectively	3,897	3,925
Additional paid-in-capital	5,924,002	5,970,674
Accumulated undistributed (overdistributed) earnings	93,494	(92,196)

Total Net Assets	6,021,393	5,882,403

Total Liabilities and Net Assets	$13,511,396	$13,584,853

Net Asset Value Per Share	$15.45	$14.99

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

	For the Year Ended December 31,
	2023	2022	2021
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$1,209,536	$931,870	$887,753
Payment-in-kind (“PIK”) interest income	169,763	113,256	53,185
Dividend income	72,936	52,422	28,052
Other income	14,755	18,514	25,845

Total investment income from non-controlled, non-affiliated investments	1,466,990	1,116,062	994,835

Investment income from non-controlled, affiliated investments:
Dividend income	252	—	—

Total investment income from non-controlled, affiliated investments:	252	—	—

Investment income from controlled, affiliated investments:
Interest income	20,174	8,206	5,531
Payment-in-kind (“PIK”) interest income	1,934	—	—
Dividend income	91,802	77,047	20,394
Other Income	942	689	643

Total investment income from controlled, affiliated investments	114,852	85,942	26,568

Total Investment Income	1,582,094	1,202,004	1,021,403

Expenses
Interest expense	436,306	307,539	219,132
Management fees	191,622	188,755	178,472
Performance based incentive fees	159,857	118,091	103,968
Professional fees	15,532	14,709	15,071
Directors’ fees	1,280	1,092	1,021
Other general and administrative	11,127	9,290	9,593
Total Operating Expenses	815,724	639,476	527,257

Net Investment Income (Loss) Before Taxes	766,370	562,528	494,146

Income tax expense (benefit)	12,759	5,810	4,009

Net Investment Income (Loss) After Taxes	$753,611	$556,718	$490,137

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$90,497	$(133,980)	$148,300
Non-controlled, affiliated investments	1,033	(49)	—
Controlled, affiliated investments	213	45,602	44,081
Translation of assets and liabilities in foreign currencies	5,808	(2,118)	(3,953)
Income tax (provision) benefit	(4,605)	(3,964)	(8,604)

Total Net Change in Unrealized Gain (Loss)	92,946	(94,509)	179,824

Net realized gain (loss):
Non-controlled, non-affiliated investments	(52,003)	5,171	(46,332)
Foreign currency transactions	(1,242)	(1,025)	1,253

Total Net Realized Gain (Loss)	(53,245)	4,146	(45,079)

Total Net Realized and Change in Unrealized Gain (Loss)	39,701	(90,363)	134,745

Net Increase (Decrease) in Net Assets Resulting from Operations	$793,312	$466,355	$624,882
Earnings Per Share—Basic and Diluted	$2.03	$1.18	$1.59

Weighted Average Shares Outstanding—Basic and Diluted	390,104,585	394,006,852	392,297,907

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Year Ended December 31,
($ in thousands)	2023	2022	2021
New investment commitments
Gross originations	$2,165,911	$1,997,087	$7,456,901
Less: Sell downs	(10,803)	(224,665)	(632,072)

Total new investment commitments	$2,155,108	$1,772,422	$6,824,829

Principal amount of investments funded:
First-lien senior secured debt investments	$1,523,503	$788,717	$4,369,794
Second-lien senior secured debt investments	—	6,883	846,299
Unsecured debt investments	—	90,451	132,288
Preferred equity investments	36,377	90,110	238,367
Common equity investments	86,457	131,777	113,780
Joint Ventures(4)	34,125	69,125	141,876

Total principal amount of investments funded	$1,680,462	$1,177,064	$5,842,404

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(2,069,540)	$(1,116,583)	$(3,343,381)
Second-lien senior secured debt investments	(97,713)	(29,800)	(910,582)
Unsecured debt investments	(193)	(31,427)	—
Preferred equity investments	(6,952)	(22,843)	—
Common equity investments	(195)	(7,350)	(4,827)
Joint Ventures(4)	—	—	—

Total principal amount of investments sold or repaid	$(2,174,593)	$(1,208,003)	$(4,258,790)

Number of new investment commitments in new portfolio companies(1)	32	52	67
Average new investment commitment amount	$53,397	$22,757	$82,831
Weighted average term for new debt investment commitments (in years)	5.6	5.6	6.3
Percentage of new debt investment commitments at floating rates	96.2%	95.1%	98.1%
Percentage of new debt investment commitments at fixed rates	3.8%	4.9%	1.9%
Weighted average interest rate of new debt investment commitments(2)(3)	11.7%	10.4%	7.3%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	6.3%	6.9%	6.4%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the year ended December 31, 2023 and December 31, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.33% and 4.59% as of December 31, 2023 and December 31, 2022, respectively.

(3)

For the year ended December 31, 2021, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.21% as of December 31, 2021.

(4)	This was disclosed as “Investment funds and vehicles” as of December 31, 2022 and 2021.